Exhibit 1.01

IMAX CORPORATION

Conflict Minerals Report

For the Year Ended December 31, 2025

This report for the year ended December 31, 2025, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals necessary to the functionality or production of such products. The term “conflict mineral” is defined in Form SD under the SEC’s conflict mineral rules as: (A) columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives limited to tantalum, tin, and tungsten, unless the Secretary of State determines that additional derivatives are financing conflict in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”) or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Covered Countries.

Tin, tungsten, tantalum and gold will hereinafter be referred to as the “3TGs”.

Pursuant to the Rule, IMAX Corporation ( “IMAX” or the “Company”) has undertaken a reasonable country of origin inquiry (“RCOI”) for products manufactured or contracted to be manufactured by IMAX during calendar year 2025. In response to representations from certain of its suppliers obtained in the course of the RCOI, IMAX has conducted due diligence on the source and chain of custody of the 3TGs in its products that it had reason to believe could have originated from the Covered Countries. For that reason, IMAX is required under the Rule to submit to the SEC a Conflict Minerals Report as an Exhibit to Form SD.

References herein to the Company’s Investor Relations website are provided for convenience only, and its contents are not incorporated by reference into this Conflict Minerals Report nor deemed filed with the SEC.

1.	Company Overview

This report has been prepared by IMAX’s management. The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

IMAX is a premier global technology platform for entertainment and events. Through its proprietary software, theater architecture, patented intellectual property, and specialized equipment, IMAX offers a unique end-to-end solution to create superior, immersive content experiences for which the IMAX® brand is globally renowned. The Company leverages its proprietary technology and engineering in all aspects of its business, which principally consists of (1) the digital remastering of films and other content into the IMAX format for distribution across the IMAX network; and (2) the sale or lease of premium IMAX theater systems (“IMAX Systems”). The IMAX Systems contain many electronic components, some of which in turn contain 3TGs that are necessary to their functionality or production.

2.	Introduction

For 2025, IMAX conducted a RCOI in good faith to determine whether any of the 3TGs in its products originated from Conflict-Affected and High-Risk Areas (as defined by the Responsible Minerals Initiative), such as the Covered Countries, or are from recycled or scrap sources.

IMAX develops and designs all of the key elements of the proprietary technology involved in IMAX Systems. All parts and sub-assemblies of IMAX Systems are fabricated by third-party suppliers and subcontractors. IMAX is therefore a purchaser of parts, components and manufactured products that are many steps downstream in the minerals supply chain. As a result, IMAX’s due diligence measures cannot provide absolute assurance regarding the source and chain of custody of the 3TGs contained in IMAX Systems. IMAX’s due diligence processes require data from its direct suppliers and those suppliers seeking similar information within their respective supply chains to identify the original sources of the 3TGs.

The Company has adopted a Conflict Minerals Policy and has actively engaged with its suppliers for several years with respect to the use of conflict minerals. For more information on the Company’s Conflict Minerals Policy and its due diligence program, please see Section 5 below.

3.	Product Description

IMAX Systems may contain conflict minerals within the following components:

•	Tantalum, primarily used in capacitors;

•	Tin, used in soldered components;

•	Tungsten, used in lamp electrodes (solely for non-laser-based IMAX Systems); and

•	Gold, used in circuit boards, electrodes, connectors and electronic components.

4.	Reasonable Country of Origin Inquiry

IMAX has engaged a third-party service provider, Assent, to assist with its conflict minerals program. IMAX uses the Assent Sustainability Manager, an SaaS platform provided by Assent, to complete and track supplier communications and to allow in-scope suppliers to upload completed CMRTs (as defined below) directly to the platform for validation, assessment and management. The Assent Sustainability Manager also provides functionality that meets the OECD Guidance (as defined below) process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement.

For 2025, IMAX began its RCOI by compiling a list of suppliers, which was extracted from the Company’s vendor list. The list was then filtered to ensure that all suppliers surveyed by the Company provided items that were used in final products in 2025. Specifically, the list was filtered to remove:

•	Service providers/suppliers;

•	Indirect materials suppliers; and

•	Inactive suppliers (minimum 1 year since last purchase).

In addition, Assent conducted additional analysis of the supply chain to identify suppliers who are potentially out of scope. Assent’s secondary analysis included obtaining the suppliers’ direct responses to the below factors. A supplier was removed from the list if it satisfied one of the following:

•	the supplied product was merely packaging (labels do not count as packaging);

•	the parts a supplier used did not end up in the final product (e.g., equipment used to make the product, including industrial equipment, computers, etc.);

•	the supplier used test labs to determine, for example, the resistance or durability of a product; or

•	the supplier did not supply anything to IMAX in 2025.

IMAX reviewed and confirmed the removal of the out-of-scope suppliers based on Assent’s secondary analysis.

After limiting the scope of inquiry, Assent conducted the supplier survey portion of the RCOI. The supplier survey utilized a template developed by the Responsible Minerals Initiative (“RMI”) called the CMRT. The CMRT was developed to facilitate general disclosures and information regarding smelters or refiners that provide materials to a supplier. It includes questions regarding the supplier’s conflict minerals policy, the engagement process with its direct suppliers and identification of the smelters or refiners used by the supplier. Suppliers were contacted a minimum of three times via the Assent Sustainability Manager. Non-responsive suppliers were also contacted by Assent on a one-on-one basis, with two follow-ups. Communications from Assent also included training and education on completion of the CMRT, as well as access to a resource center for suppliers. All communications with suppliers were monitored and tracked in Assent’s system for future reporting and transparency.

For 2025, IMAX’s program included automated data validation on all submitted CMRTs. The goal of automated data validation is to increase the accuracy of submissions and to identify any contradictory answers provided in a CMRT. Suppliers who submit invalid forms are contacted and are encouraged to resubmit a valid form. Suppliers are also provided with guidance on how to correct validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help.

Through reasonable due diligence practices, IMAX was able to take advantage of a broader set of country-of-origin data in addition to what is published by RMI to complement efforts in establishing transparency in the supply chain. Based on the findings, IMAX was able to compile a comprehensive list of the possible countries of origin of minerals (such as 3TGs) used in its products. As such, IMAX can perform further due diligence on the source and chain of custody of the minerals in question. After completing the RCOI, IMAX conducted due diligence measures on the source and chain of custody of such conflict minerals, as further described below.

5.	Due Diligence

IMAX is many steps removed from the smelters and refiners that directly process conflict minerals. A large number of suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, IMAX does not purchase raw ore or unrefined 3TGs or make purchases directly from the Covered Countries. The origin of 3TGs cannot be determined with any certainty once the raw ores are smelted, refined, and converted to ingots, bullion, or other 3TG-containing derivatives.

Based on the RCOI, IMAX has reason to believe that some of the 3TG minerals included in its products may have originated in the Covered Countries. As such, IMAX conducted due diligence on the source and chain of custody of its conflict minerals in a manner consistent with the framework promulgated by the Organization for Economic Co-operation Development (“OECD”) and its Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High Risk Areas¸ including the related supplements on 3TGs (“OECD Guidance”) and evaluated market expectations for data collection and reporting.

Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our direct suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us and third-party audit programs. This creates a risk of incomplete or inaccurate data. However, through active risk identification and risk assessment, as well as continued outreach and process validation, the Company believes risk gaps can be mitigated. This aligns with industry standards and market expectations for downstream companies’ due diligence.

Due Diligence Performed

5.1	Establish Strong Company Management Systems

Conflict Minerals Policy

IMAX first adopted a Conflict Minerals Policy in 2014, committed to addressing the concern that certain minerals that are contained in IMAX Systems may contribute to the funding of military conflict and human rights violations in the Covered Countries. The policy was reviewed and updated in September 2019. Through this policy, IMAX has encouraged its suppliers and sub-suppliers to responsibly source 3TGs. This policy is available publicly on the Governance page of the Company’s Investor Relations website at http://www.imax.com/content/investor-relations.

Internal Compliance Team

IMAX has established a cross-functional Conflict Minerals Compliance Team. The Conflict Minerals Compliance Team is responsible for implementing the conflict minerals compliance strategy and briefing senior management about the results of these due diligence efforts.

The Company also uses Assent to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and developing and implementing additional due diligence steps that the Company will undertake with suppliers and/or respective stakeholders in regards to conflict minerals.

The Company leverages Assent’s Managed Services to work with dedicated program specialists who support IMAX’s conflict minerals program. The Company communicates regularly with the Assent team in order to receive updates on program status. Each member of Assent’s Customer Success team is trained in conflict minerals compliance and understands the intricacies of reporting templates such as CMRT and Conflict Minerals Reports, as well as Section 1502 of the Dodd-Frank Act.

Control Systems

The Company expects all suppliers to have policies and procedures in place to ensure that 3TGs used in the production of the products sold to IMAX are “conflict free or responsibly sourced.” This means that the products should not contain 3TGs sourced from areas that have been identified to be in the presence of widespread human rights abuses and violations of law either directly or indirectly. The Company expects direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers.

Controls adopted include, but are not limited to, IMAX’s Code of Business Conduct and Ethics, which outlines expected behaviors for all IMAX employees and contractors, IMAX’s Conflicts Minerals Policy, the IMAX Supplier Compliance Document, and supplier conflict minerals contract clauses as further described below.

A number of parts contained in IMAX’s products are commercial, off-the-shelf (“COTS”) components. Each new purchase order for COTS components requires that the supplier assist the Company in implementing its Conflict Minerals Policy, such as by completing the CMRT. IMAX further compiles a list of all unique COTS items contained in IMAX products and contacts the manufacturers of each COTS items to request completion of the CMRT.

IMAX also contracts with various suppliers for fabricated assemblies. Based on drawings provided by IMAX, suppliers fabricate a portion of these assemblies from various materials, such as metal for enclosures. All metal fabrication drawings generated by IMAX specifically state the materials used are to be conflict-free. These fabricated assemblies are in turn used by IMAX in the assembly of its products. All new purchase agreements for the manufacturing of assemblies incorporated into IMAX products contain clauses that require suppliers to assist IMAX in implementing its Conflict Minerals Policy, such as by completing the CMRT. Contracts with the Company’s direct suppliers are frequently multi-year term contracts. In the case of existing contracts, the Company generally is unable to unilaterally impose new contract terms prior to expiration of the contract. However, IMAX works individually with key selected suppliers to obtain 3TG sourcing information for current contracts. As the Company renews contracts or enters into new ones, it intends to add a clause that requires all applicable suppliers to assist IMAX in implementing its Conflict Minerals Policy.

Supplier Engagement

IMAX has a strong relationship with Tier 1 direct suppliers. As an extremely important part of the supply chain, IMAX has leveraged processes and educational opportunities to ensure that suppliers have access to a free platform to upload their CMRTs, help desk support, and other multilingual resources. IMAX’s suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly complete a CMRT. Suppliers are provided guidance in their native language, if needed. In addition, Assent’s online resources provide suppliers with conflict minerals training and support. Also, Assent’s automated feedback process that notifies suppliers of risks associated with their CMRT submission serves to educate suppliers of certain conflict minerals’ risks.

The Company engages with suppliers to request a valid (free of validated errors) CMRT for the products that they supply to the Company. With respect to the OECD requirement to strengthen engagement with suppliers, the Company has developed an internal procedure that includes a supplier risk identification process that leads to further steps of supplier engagement in the form of escalations, such as in-person meetings and/or corrective actions. Feedback from this engagement process has allowed the Company to oversee improvements in supplier responses and supplier compliance for this initiative.

Suppliers with questions are directed to the appropriate contact on the IMAX Conflict Mineral Compliance Team.

Additionally, suppliers are required under their supplier agreements with IMAX to comply with the conflict mineral rules under Section 1502 of the Dodd-Frank Act and to provide information and perform due diligence related to sourcing 3TG and smelters. In addition, suppliers are required to substantially comply with corporate responsibility standards at least as stringent as those set forth in the Electronic Industry Citizenship Coalition’s Electronic Industry Code of Conduct (the “Supplier Code of Conduct”).

IMAX believes that the combination of the Supplier Code of Conduct, the contractual obligations under the supplier agreements between IMAX and suppliers, and direct engagement with suppliers for conflict minerals training and support constitute a strong supplier engagement program.

Grievance Mechanisms

The Company has established multiple grievance mechanisms whereby employees and suppliers can report violations of IMAX’s policies, including the Conflict Minerals Policy. Suppliers and others outside of IMAX may contact the Conflict Minerals Compliance Team, including to report grievances, via a dedicated email address that is provided to suppliers. In addition, employees and suppliers may anonymously report suspected violations via contacts provided in the IMAX Code of Business Conduct and Ethics. Violations or grievances at the industry level can be reported to the RMI directly as well. This can be done at

http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.

Record Retention

IMAX has adopted a policy to retain relevant documentation for a period of five years. Through Assent, a document retention policy to retain conflict minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented. The Company stores all of the information and findings from this process in a database that can be audited by internal or external parties.

5.2	Identify and Assess Risk in the Supply Chain

Supplier Risk Evaluation

Because of IMAX’s size, the complexity of its products, and the depth, breadth, and constant evolution of its supply chain, it is difficult to identify actors upstream from the Company’s direct suppliers. The majority of IMAX’s direct suppliers who were asked to submit a CMRT and who provided a CMRT identified their components and products as containing 3TGs. These suppliers are relied upon to provide IMAX with information about the source of 3TGs contained in the components and products supplied to us.

Risks at the supplier level may include non-responsive suppliers or incomplete CMRTs. In cases where a company-level CMRT (except when a company declares there are no 3TGs in any of its products) is submitted, IMAX is unable to determine if all of the specified smelters/refiners were used for 3TGs in the products supplied to the Company.

Assent’s supplier risk assessment (flagging suppliers’ risk as high, medium, low) identifies problematic suppliers in a company’s supply chain. The risk assessment is derived from the smelter validation process (i.e., Smelter Validation Report or SVR), which establishes risk at the smelter level via an analysis that takes into account multiple conflict minerals factors.

Smelter/Refiners Risk Evaluation

IMAX does not have a direct relationship with smelters and refiners and does not perform direct audits of the pre-supply chain of these entities. Risks related to smelters and refiners are identified based on criteria established for supplier responses in IMAX’s conflict minerals compliance system. Specifically, supplier risk is classified as high, medium or low based on various scoring criteria, including: (1) whether there is known or plausible evidence of unethical or conflict sourcing by the smelter or refiner; (2) an analysis of the smelter or refiner country and its proximity to Covered Countries; (3) the smelter or refiner’s audit status with the RMI’s Responsible Minerals Assurance Process (“RMAP”); (4) known mineral source country of origin; (5) sanctions risks; and (6) whether peer assessments were conducted by credible third-party sources. Where a smelter or refiner is claimed to be “conflict-free”, the facility is cross-referenced against the lists maintained by the RMI. In cases where IMAX identifies supplier risk, IMAX will contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

If any of IMAX’s direct suppliers report a high-risk smelter on its CMRT, Assent will request that the supplier in question provide a product-level and/or user-defined CMRT. This helps to enable IMAX to determine if there is any connection between the materials or components the Company purchases from the supplier and the high-risk smelters reported. The results of IMAX’s smelter and refiner data analysis are described in Section 6 below. As part of our due diligence process, IMAX, through Assent, reaches out to the suppliers who have reported a high-risk smelter’s presence in their supply chain and directs them to Assent’s “Assent University” education courses on risk mitigation and due diligence recommendations and encourages the supplier to engage with RMAP/a third-party audit program to assure that sources from the facility are conflict-free or responsibly sourced. Furthermore, the Company monitors the suppliers that have identified high-risk smelters in their supply chain and their progress in transitioning to alternative sources.

The Company believes that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in its products, including (1) seeking information about 3TG smelters and refiners in the supply chain through requesting that suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

5.3	Design and Implement a Strategy to Respond to Risks

Together with Assent, IMAX developed processes to assess and respond to the risks identified in the supply chain. IMAX has a risk management plan, through which the conflict minerals program is implemented, managed, and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance with the conflict minerals rules and the Company’s expectations.

Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. Assent also communicates directly with smelters that have not yet been determined to be conformant with the RMAP in order to request sourcing information and encourage their involvement with the RMI program.

5.4	Carry Out Independent Third-Party Audit of Supply Chain Due Diligence

IMAX does not have a direct relationship with any 3TG smelters/refiners and does not perform or direct audits of these entities within the supply chain. Instead, the Company relies on third-party audits of smelters/refiners (industry recognized audit/assessment programs). As an example, RMAP uses independent private-sector auditors and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters/refiners that agree to participate in the program.

Assent directly engages smelters/refiners that are not currently enrolled in an industry recognized audit/assessment program to encourage their participation. IMAX is a signatory of these communications in accordance with the requirements of downstream companies detailed in the OECD Guidance.

5.5	Report Annually on Supply Chain Due Diligence

The Company reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC. The Company’s Form SD and Conflict Minerals Report can be found on the Governance page of the Company’s Investor Relations website (http://www.imax.com/content/investor-relations).

IMAX has also considered impacts from the European Union Conflict Minerals Rule when disclosing details regarding due diligence efforts. IMAX will continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure of efforts through public reporting.

6.	Due Diligence Results

The large majority of supplier responses provided data at a company or divisional level, meaning that the identified 3TG may or may not actually be present in the components or parts actually supplied to IMAX. In many other cases, the suppliers were unable to specify the smelters or refiners used for components supplied to IMAX. Furthermore, suppliers did not always provide smelter or refiner lists nor were the smelter or refiner lists they did supply consistently completed with smelter or refiner identification numbers. In addition, many of the responses provided at the company or division level indicated an “unknown” status in terms of determining the origin of 3TGs. Therefore, IMAX was unable to validate that any of these smelters or refiners are actually in its supply chain.

Supply Chain Outreach Results

Supply chain outreach is required to identify the upstream sources of origin of 3TGs. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by IMAX for 2025 and the preceding two years.

Supply Chain Outreach Metrics

Year	Number of in-scope suppliers	Response rate
2025	458	61.57%
2024	460	61.09%
2023	552	57.97%

Upstream Data Transparency

Appendix A includes all smelters/refiners that suppliers listed in completed CMRTs that met the recognized definition of a 3TGs processing facility and were operational during 2025. As is a common practice when requests are sent upstream in the supply chain, suppliers that purchase materials from smelters may not be able to discern exactly which company’s product lines the materials may end up in. As a result, suppliers frequently list all smelters/refiners they may purchase from within the reporting period and most of the CMRTs are made on a company- or division-level basis, rather than on a product-level basis. Consequently, IMAX is not able to identify which smelters or refiners listed on Appendix A actually processed 3TGs contained in our products, and the list of smelters/refiners (as sources) on Appendix A is likely to be more comprehensive than the list of smelters/refiners that actually processed the 3TGs contained in the Company’s products. Suppliers that identified high-risk smelters on their CMRT were contacted in accordance with the OECD Guidance, as described in previous sections.

IMAX relies on third-party assessment of smelter/refiner management systems and sourcing practices to validate the smelters’ and refiners’ conformance with RMAP standards. The following table summarizes the number of identified smelters and refiners that were determined to be conformant with the RMAP (“RMAP Conformant”), actively enrolled in the RMAP but not yet determined to be conformant (“RMAP Active”), not enrolled in the RMAP (“Not Enrolled”), and non-conformant with the RMAP (“Non-Conformant”) based on the completed CMRTs.

Status	Number of identified smelters/refiners
RMAP Conformant	207
RMAP Active	9
Not Enrolled	84
Non-Conformant	38

Country of Origin

Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on reasonable identification of country of origin data obtained via Assent’s supply chain database or other RCOI data, as applicable. As mentioned in the above section, overreporting is likely to occur. which could result in Appendix B listing more countries than those relevant to the Company’s products.

7.	Steps to Be Taken to Mitigate Risk

Going forward, IMAX, with assistance from Assent, intends to take the following steps to further improve its due diligence and to further mitigate any risk that 3TGs in IMAX products could benefit armed groups in the Covered Countries:

•	Periodically reevaluate and enhance clauses in new purchase orders and supplier contracts to assist in implementing the Company’s conflict minerals program.

•	Pursue strategies to increase the number of suppliers providing information while working with suppliers to move to the latest version of the CMRT.

•

Engage any suppliers found to be supplying the Company with 3TGs from sources that support conflict in the Covered Countries and encourage them to establish an alternative source of 3TGs that does not support such conflict.

•	Monitor suppliers who identify high-risk smelters in prior CMRTs.

•

Continue to emphasize clean and validated smelter or refiner information from the supply chain as the list of conflict-free smelters and refiners grows and more smelters declare their intent to enroll in the program.

•	Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to:

•	Using a comprehensive smelter and refiner library with detailed status and notes for each entity.

•	Scanning for verifiable media sources on each smelter and refiner to flag risk issues.

•	Comparing the list of smelters/refiners against government watch and denied parties lists.

•	Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

•	Following the OECD Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.

•	Evaluate any alternative suppliers if the Company determines that a supplier may potentially expose the Company to unacceptable risks.

All suppliers who do not know the origin of the 3TGs in their products will be further encouraged to examine their supply chain and enact due diligence measures as per the OECD Guidance. The goal for these suppliers is to determine the origin of their 3TGs and, if not from recycled or scrap resources, then to ensure a conflict-free origin. Should suppliers of parts that are at a high risk of containing 3TGs remain unresponsive or if suppliers are unable to definitively determine origin and to take necessary subsequent steps to ensure that their products are conflict-free, IMAX will consider replacing such suppliers.

Smelter & Refiner Risk Evaluation

Understanding the risks associated with the smelters and refiners potentially providing material into IMAX’s supply chain is an important part of the due diligence process. Through Assent, IMAX conducts a comprehensive and ongoing analysis through Assent’s smelter library manager to assess sourcing risk. This information is used to:

•	Provide supplier feedback;

•	Determine the health of the Company’s overall program;

•	Conduct outreach to smelters, refiners and their respective associations; and

•	Provide detailed analysis in this report.

The following risk categories are used for smelter evaluation and risk determination:

•	Geo-Risk:

•

Did the mineral originate from or has it been transported through a conflict-affected area as defined by Section 1502 of the Dodd-Frank Act (the DRC and its nine adjoining countries: Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia)?

•	Audit Status:

•	Have the refiner’s due diligence practices been audited against a standard in conformance with the OECD Guidance?

•

Assent relies on the RMI audit standard, including cross-recognition of the London Bullion Market Association Good Delivery Program and the Responsible Jewelry Council Chain of Custody Certification, which are developed according to global standards, including the OECD Guidance.

•	Sourcing Risk:

•	Has evidence of any other red flag that is supported by credible sources been identified?

APPENDIX A - Smelter and Refiner List

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status

Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant

Gold	Dowa	Japan	CID000401	Conformant

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant

Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant

Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant

Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant

Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant

Tin	Minsur	Peru	CID001182	Conformant

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant

Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant

Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant

Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant

Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant

Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761	Conformant

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant

Tin	Thaisarco	Thailand	CID001898	Conformant

Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant

Tin	Aurubis Beerse	Belgium	CID002773	Conformant

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant

Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant

Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant

Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant

Gold	Advanced Chemical Company	U.S.A.	CID000015	Conformant

Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant

Gold	Agosi AG	Germany	CID000035	Conformant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant

Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant

Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant

Tungsten	Kennametal Huntsville	U.S.A.	CID000105	Conformant

Gold	Aurubis AG	Germany	CID000113	Conformant

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant

Gold	Boliden Ronnskar	Sweden	CID000157	Conformant

Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant

Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant

Gold	Chimet S.p.A.	Italy	CID000233	Conformant

Gold	Chugai Mining	Japan	CID000264	Conformant

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Conformant

Tin	Alpha Assembly Solutions Inc	U.S.A.	CID000292	Conformant

Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant

Gold	DSC (Do Sung Corporation)	South Korea	CID000359	Conformant

Tin	Dowa	Japan	CID000402	Conformant

Tin	EM Vinto	Bolivia	CID000438	Conformant

Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant

Tin	Fenix Metals	Poland	CID000468	Conformant

Tungsten	Global Tungsten & Powders LLC	U.S.A.	CID000568	Conformant

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant

Gold	LT Metal Ltd.	South Korea	CID000689	Conformant

Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant

Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant

Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant

Gold	Japan Mint	Japan	CID000823	Conformant

Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant

Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant

Gold	Asahi Refining USA Inc.	U.S.A.	CID000920	Conformant

Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant

Gold	Kazzinc	Kazakhstan	CID000957	Conformant

Tungsten	Kennametal Fallon	U.S.A.	CID000966	Conformant

Gold	Kennecott Utah Copper LLC	U.S.A.	CID000969	Conformant

Tantalum	AMG Brasil	Brazil	CID001076	Conformant

Gold	LS MnM Inc.	South Korea	CID001078	Conformant

Gold	Materion	U.S.A.	CID001113	Conformant

Tin	Metallic Resources, Inc.	U.S.A.	CID001142	Conformant

Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant

Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant

Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant

Gold	Metalor USA Refining Corporation	U.S.A.	CID001157	Conformant

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant

Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant

Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant

Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant

Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant

Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant

Tin	Operaciones Metalurgicas S.A.	Bolivia	CID001337	Conformant

Gold	MKS PAMP SA	Switzerland	CID001352	Conformant

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant

Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant

Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant

Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant

Gold	Royal Canadian Mint	Canada	CID001534	Conformant

Tin	Rui Da Hung	Taiwan	CID001539	Conformant

Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant

Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant

Tantalum	Telex Metals	U.S.A.	CID001891	Conformant

Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant

Gold	United Precious Metal Refining, Inc.	U.S.A.	CID001993	Conformant

Gold	Valcambi S.A.	Switzerland	CID002003	Conformant

Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant

Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant

Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant

Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant

Gold	SAFINA A.S.	Czechia	CID002290	Conformant

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Active

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CID002502	Conformant

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant

Tantalum	D Block Metals, LLC	U.S.A.	CID002504	Conformant

Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant

Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant

Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant

Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant

Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant

Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant

Tungsten	Masan High-Tech Materials	Vietnam	CID002543	Conformant

Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant

Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant

Tantalum	Materion Newton Inc.	U.S.A.	CID002548	Conformant

Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant

Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant

Tantalum	Global Advanced Metals Boyertown	U.S.A.	CID002557	Conformant

Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant

Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant

Gold	T.C.A S.p.A	Italy	CID002580	Conformant

Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant

Tungsten	Niagara Refining LLC	U.S.A.	CID002589	Conformant

Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant

Gold	Korea Zinc Co., Ltd.	South Korea	CID002605	Conformant

Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant

Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant

Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant

Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant

Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant

Gold	Abington Reldan Metals, LLC	U.S.A.	CID002708	Conformant

Tin	Super Ligas	Brazil	CID002756	Conformant

Gold	Italpreziosi	Italy	CID002765	Conformant

Tin	Aurubis Berango	Spain	CID002774	Conformant

Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant

Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant

Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant

Gold	Bangalore Refinery	India	CID002863	Conformant

Gold	SungEel HiMetal Co., Ltd.	South Korea	CID002918	Conformant

Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant

Gold	NH Recytech Company	South Korea	CID003189	Conformant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant

Tin	Tin Technology & Refining	U.S.A.	CID003325	Conformant

Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Conformant

Tungsten	Lianyou Metals Co., Ltd.	Taiwan	CID003407	Conformant

Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant

Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant

Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant

Tin	CRM Synergies	Spain	CID003524	Conformant

Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant

Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant

Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Non Conformant

Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant

Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant

Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	CID003993	Conformant

Gold	Coimpa Industrial LTDA	Brazil	CID004010	Conformant

Tantalum	PowerX Ltd.	Rwanda	CID004054	Conformant

Tin	Mining Minerals Resources SARL	Democratic Republic of the Congo	CID004065	Conformant

Tungsten	Lianyou Resources Co., Ltd.	Taiwan	CID004397	Conformant

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403	Conformant

Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	Conformant

Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434	Conformant

Gold	GG Refinery Ltd.	Tanzania	CID004506	Conformant

Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Vietnam	CID004619	Conformant

Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714	Conformant

Tin	Woodcross Smelting Company Limited	Uganda	CID004724	Conformant

Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754	Conformant

Gold	Elite Industech Co., Ltd.	Taiwan	CID004755	Conformant

Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797	Conformant

Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813	Active

Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan	CID005012	Conformant

Gold	Caridad	Mexico	CID000180	Outreach Required

Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant

Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required

Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	In Communication

Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Outreach Required

Tin	Dongguan Best Alloys Co., Ltd.	China	CID000377	Conformant

Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required

Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required

Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Non Conformant

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required

Gold	HwaSeong CJ CO., LTD.	South Korea	CID000778	Communication Suspended - Not Interested

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed

Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed

Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant

Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Outreach Required

Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant

Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required

Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed

Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Active

Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed

Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed

Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Active

Gold	Sabin Metal Corp.	U.S.A.	CID001546	Communication Suspended - Not Interested

Gold	Samduck Precious Metals	South Korea	CID001555	Non Conformant

Gold	Samwon Metals Corp.	South Korea	CID001562	Communication Suspended - Not Interested

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed

Gold	Super Dragon Technology Co., Ltd.	Taiwan	CID001810	Outreach Required

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required

Gold	Torecom	South Korea	CID001955	Non Conformant

Tin	VQB Mineral and Trading Group JSC	Vietnam	CID002015	Outreach Required

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Non Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant

Gold	Morris and Watson	New Zealand	CID002282	Outreach Required

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested

Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant

Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Non Conformant

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed

Gold	Singway Technology Co., Ltd.	Taiwan	CID002516	Non Conformant

Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Non Conformant

Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Non Conformant

Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Outreach Required

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	CID002572	Non Conformant

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	CID002573	Outreach Required

Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required

Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required

Gold	Marsam Metals	Brazil	CID002606	Non Conformant

Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed

Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	CID002703	Outreach Required

Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant

Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required

Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required

Gold	SAAMP	France	CID002761	Non Conformant

Gold	L’Orfebre S.A.	Andorra	CID002762	Non Conformant

Gold	8853 S.p.A.	Italy	CID002763	Non Conformant

Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed

Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Non Conformant

Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant

Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required

Gold	Pease & Curren	U.S.A.	CID002872	Communication Suspended - Not Interested

Gold	JALAN & Company	India	CID002893	Outreach Required

Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required

Gold	Safimet S.p.A	Italy	CID002973	Non Conformant

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required

Gold	African Gold Refinery[1]	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed

Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required

Gold	QG Refining, LLC	U.S.A.	CID003324	Outreach Required

Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant

Tin	Ma’anshan Weitai Tin Co., Ltd.	China	CID003379	Non Conformant

Tin	PT Masbro Alam Stania	Indonesia	CID003380	Non Conformant

Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required

Gold	Sovereign Metals	India	CID003383	Outreach Required

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed

Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required

Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant

Gold	Augmont Enterprises Private Limited	India	CID003461	Non Conformant

Gold	Kundan Care Products Ltd.	India	CID003463	Outreach Required

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Active

[1]

Certain suppliers reported the presence of this entity, which has been sanctioned by the United States Department of Treasury, Office of Foreign Assets Control. Because of the over-reporting nature of the industry CMRT information collection process and the nature of the relevant supply chains and goods (including the many steps of removal between IMAX and the smelters and refiners), the Company is unable to confirm whether this entity, or any other individual smelter or refinery listed in this Appendix A, is or was active in our supply chain. IMAX, through Assent, has escalated this matter by contacting suppliers who identified this entity regarding the removal of this entity from their supply chain. IMAX does not have any direct transactions or contractual relationships with this entity.

Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Outreach Required

Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Outreach Required

Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Outreach Required

Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Outreach Required

Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required

Gold	Alexy Metals	U.S.A.	CID003500	Non Conformant

Gold	MD Overseas	India	CID003548	Outreach Required

Gold	Metallix Refining Inc.	U.S.A.	CID003557	Outreach Required

Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed

Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed

Gold	WEEEREFINING	France	CID003615	Non Conformant

Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required

Gold	Dongwu Gold Group	China	CID003663	Outreach Required

Gold	Sam Precious Metals	United Arab Emirates	CID003666	Outreach Required

Gold	NOBLE METAL SERVICES	U.S.A.	CID003690	Outreach Required

Tantalum	5D Production OU	Estonia	CID003926	Outreach Required

Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam	CID004034	Outreach Required

Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435	Outreach Required

Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438	Non Conformant

Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India	CID004491	Non Conformant

Tin	PT Mitra Graha Raya	Indonesia	CID004685	In Communication

Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692	Outreach Required

Gold	Attero Recycling Pvt Ltd	India	CID004697	Outreach Required

Gold	SOLEIL METALS (Chala One Plant)	Peru	CID004704	Active

Gold	SOLEIL METALS (YAKARI Plant)	Peru	CID004705	Active

Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796	Outreach Required

Gold	Gasabo Gold Refinery Ltd	Rwanda	CID005006	RMI Due Diligence Review - Unable to Proceed

Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru	CID005014	Non Conformant

Tin	P Kay Metal, Inc	U.S.A.	CID005189	Conformant

Tungsten	Uzbek Refractory and Heat-Resistant Metals	Uzbekistan	CID002660	Active

Tungsten	S.P.T. spol.s r.o.	Czechia	CID005068	Conformant

Tungsten	Tungamoy Metals Inc.	South Korea	CID005248	Conformant

Gold	Atlantic Copper	Spain	CID003350	Outreach Required

Tin	Conecsus LLC	U.S.A.	CID003504	Active

Tungsten	Geo Enterprise	Georgia	CID005373	Outreach Required

Gold	Naoshima Smelter & Refinery	Japan	CID005396	Outreach Required

Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Poland	CID005401	Outreach Required

Gold	Aurubis AG, Hamburg	Germany	CID005476	Outreach Required

Appendix B: Countries of Origin

Country of Origin

China	Russian Federation	Madagascar	South Sudan	Morocco

Brazil	Guyana	Netherlands	Italy	Benin

Australia	United Kingdom	Rwanda	Ghana	Kyrgyzstan

Japan	Kazakhstan	Hong Kong	Sweden	Dominica

Canada	Hungary	Mozambique	Eritrea	Bulgaria

U.S.A.	Ecuador	Slovakia	Saudi Arabia	Central African Republic

Indonesia	Myanmar	Panama	Papua New Guinea	Tajikistan

Peru	Cambodia	South Africa	United Arab Emirates	Senegal

Germany	Luxembourg	Burundi	Belarus	Mauritania

Malaysia	Ireland	Congo	Poland	Georgia

Chile	Switzerland	Bolivia	Mali	Liberia

India	France	Suriname	Burkina Faso	Dominican Republic

Austria	Ethiopia	Philippines	El Salvador	Fiji

South Korea	Singapore	Andorra	New Zealand	Oman

Argentina	Namibia	Tanzania	Guatemala	Cyprus

Mongolia	Mexico	Zimbabwe	Azerbaijan	Serbia

Thailand	Israel	Guinea	Jersey	Botswana

Spain	Estonia	Djibouti	Finland	Uruguay

Colombia	Taiwan	Zambia	Liechtenstein	Lithuania

Portugal	Democratic Republic of the Congo	Uzbekistan	Nicaragua	Kenya

Niger	Sierra Leone	Turkey	Honduras	Bermuda

Nigeria	Vietnam	Angola	Armenia	Albania

Belgium	Egypt	Sudan	Uganda	Solomon Islands

Norway